MG SMALLCap Fund - 10f3
Transactions - Q4 1999
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					Security Purchased		Comparison Security		Comparison Security
Issuer				GetThere.com, Inc.		pcOrder				Digital River

Underwriters			DLJ, SSB, Bear Stearns, WR 	Goldman Sachs, Credit Suisse 	BT Alex Brown,
					Hambrecht, Allen & Co, 		First Boston, SG Cowen, 	Bancamerica Robertson
					Robertson Stephens, DBAB, 	and others				Stephens, Bear Stearns,
					AG Edwards, First Union, 						and others
					SG Cowen, CE Unterberg
					Towbin, Thomas Weisel
					Partners, Admas, Harkness
					& Hill, Robert W. Baird,
					JC Bradford, Crowell
					Weedon, DA Davidson,
					Fahnstock, Wachovia,
					Janney Montgomery Scott,
					Johnston Lemon, CL King,
					Legg Mason, McDonald Inv,
					Morgan Keegan, Needham,
					Parker/Hunter, Pennsylvania
					Merchant Group, Ragen
					Mackenzie, Raymond James,
					Sanders Morris Mundy, Sands
					Bros, Scott&Stringfellow,
					Seidler, Sutro, Tucker Anthony

Years of continuous
operation, including
predecessors			>3 years				>3 years				>3 years

Security 				GTHR					PCOR 					DRIV

Is the affiliate a
manager or co-manager
of offering?			no					no					yes

Name of underwriter or
dealer from which
purchased				Donaldson, Lufkin & Jenrette 	n/a					n/a

Firm commitment?			yes					yes					yes

Trade date/Date of
Offering				11/23/1999				2/26/1999				8/11/1998

Total dollar amount of
offering sold to QIBs		-   					$-

Total dollar amount of
any concurrent public
offering				$80,000,000.00 			$46,200,000 			$25,500,000

Total					$80,000,000.00 			$46,200,000 			$25,500,000

Public offering price		$16.00 				$21.00 				$8.50

Price paid if other than
public offering price		same 					n/a					n/a

Underwriting spread or
commission				1.12 (7)%				$1.47 (7%)				$.595 (7%)

Shares purchased			4,200 				n/a					n/a

$ amount of purchase		$67,200.00 				n/a					n/a

% of offering purchased
by fund				0.08400%				n/a					n/a

% of offering purchased by
associated funds*			0.03400%				n/a					n/a

Total					0.11800%				n/a					n/a
*Only former MG funds
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